Exhibit 3.2

Amended and Restated Bylaws

ARTICLE I

NAME AND OFFICES

Section 1. The name of the corporation is “Met-Pro Corporation”.

Section 2. The corporation may have offices at such places both within and without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of the shareholders shall be held at such place within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or other electronic means, including, without limitation, the Internet.

Section 2. An annual meeting of the shareholders, commencing with the year 2013, shall be held on April 1, if not a legal holiday and, if a legal holiday, then on the next secular day following at such location as may be specified by the board of directors, when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president, or a majority of the board of directors, or by shareholders entitled to cast at least twenty percent of the votes that all shareholders are entitled to cast at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the general nature of the business to be transacted at the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty days after the receipt of the request. If the secretary shall neglect to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 4. Written notice of every meeting of the shareholders shall be given by or at the direction of the secretary or other authorized person to each shareholder entitled to vote thereat at least five days prior to the meeting, unless a greater period of notice is required by law. If the secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 5. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice, provided that whenever the language of a proposed resolution is included in the notice, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 6. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these bylaws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Except as otherwise provided by law or by these bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

Section 8. Unless otherwise provided in the articles, every shareholder shall be entitled to one vote for every share standing in the shareholder’s name on the books of the corporation. The articles may restrict the number of votes that a single holder or beneficial owner, or such a group of holders or owners, of shares of any class or series may directly or indirectly cast in the aggregate for the election of directors or on any other matter coming before the shareholders on the basis of any facts or circumstances that are not manifestly unreasonable and as otherwise provided by law. A shareholder may vote in person or by proxy authorized in accordance with law.

Section 9. Any action required or permitted to be taken at a meeting of the shareholders or of a class of the shareholders may be taken without a meeting if prior to or subsequent to the action, a consent or consents thereto by all of the shareholders who would have been entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

Any action required or permitted to be taken at a meeting of the shareholders or of a class of the shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation. Such action shall not become effective until after at least ten days’ notice of such action shall have been given to each shareholder of record entitled to vote thereon who has not consented thereto.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be two. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and each director shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum and each person so elected shall be a director to serve for the balance of the unexpired term.

Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

One or more directors may participate in a meeting of the board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent.

Section 7. Special meetings of the board may be called by the president on one day’s notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 8. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 10. The board of directors may, by resolution adopted by a majority of the whole board, establish one or more committees consisting of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these bylaws, shall have and exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation except as otherwise restricted by law. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. A committees shall keep regular minutes of the proceedings and report the same to the board when required.

ARTICLE IV

NOTICES

Section 1. Notices to directors and shareholders shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by him or her to the corporation for the purpose of notice. Notice in the manner set forth above shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. However, if this corporation is not a closely held corporation and notice of any regular or special meeting of the shareholders (or any other notice required to be given to all shareholders or to all holders of a class or series of shares) is sent by mail at least twenty days prior to the day named for the meeting or any corporate or shareholder action specified in the notice, such notice may be sent by any class of postpaid mail.

Notice may also be given by facsimile transmission, e-mail or other electronic communication to the person’s facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice. Such facsimile or electronic notice shall be deemed given to the person entitled thereto when sent.

A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Section 2. Whenever any written notice is required to be given under the provisions of law or the articles of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation but, if a natural person, shall be of full age. The board of directors may also choose vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

Section 2. The board of directors, immediately after each annual meeting of shareholders, shall elect a president, who may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

ARTICLE VI

SHARES

Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated if so provided for in these bylaws. Every share certificate shall be signed by the president or vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed. Each certificate shall state: (1) that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents.

Section 2. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided herein. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

ARTICLE VII

LIABILITY OF DIRECTORS

Section 1. A director of the corporation shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including the director’s duties as a member of any committee of the board of directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; or (c) a committee of the board of directors upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause the director’s reliance to be unwarranted.

Section 2. In discharging the duties of their respective positions, the board of directors, committees of the board of directors and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, suppliers and customers of the corporation and communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 1 above.

Section 3. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

Section 4. A director of the corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (a) the director has breached or failed to perform the duties of his or her office under Sections 1 through 3 above; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 5. The provisions of Section 4 above shall not apply to: (a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS EMPLOYEES AND AGENTS

Section 1. The corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation, for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 2. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. It is the policy of the corporation that indemnification of, and advancement of expenses to, directors and officers of the corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this ARTICLE VIII shall be deemed to have been amended for the benefit of directors and officers of the corporation effective immediately upon any modification of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”) or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.

Section 3. The corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending an action, or proceeding referred to in this ARTICLE VIII in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 4. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5. The corporation shall have the authority to create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these bylaws or otherwise. This authority shall include, without limitation, the authority to: (a) deposit funds in trust or in escrow; (b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the corporation; or (d) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this ARTICLE VIII. The provisions of this ARTICLE VIII shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 1 of this ARTICLE VIII but whom the corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 5 shall be exercised by the board of directors of the corporation.

Section 6. The corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the corporation or any subsidiary providing for such indemnification of such person as the board of directors shall determine up to the fullest extent permitted by law.

Section 7. As soon as practicable after receipt by any person specified in Section 1 of this ARTICLE VIII of notice of the commencement of any action, suit or proceeding specified in Section 1 of this ARTICLE VIII, such person shall, if a claim with respect thereto may be made against the corporation under this ARTICLE VIII, notify the corporation in writing of the commencement or threat thereof; however, the omission so to notify the corporation shall not relieve the corporation from any liability under this ARTICLE VIII unless the corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under this ARTICLE VIII. With respect to any such action as to which such person notifies the corporation of the commencement or threat thereof, the corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires, the corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the corporation to the reasonable satisfaction of such person. After notice from the corporation to such person of its election to assume the defense thereof, the corporation shall not be liable to such person under this ARTICLE VIII for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided herein. Such person shall have the right to employ his or her own counsel in such action, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless: (a) the employment of counsel by such person shall have been authorized by the corporation; (b) such person shall have reasonably concluded that there may be a conflict of interest between the corporation and such person in the conduct of the defense of such proceeding; or (c) the corporation shall not in fact have employed counsel to assume the defense of such action.

Section 8. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE VIII.

ARTICLE IX

GENERAL PROVISIONS

Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 2. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE X

AMENDMENTS

Section 1. These bylaws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors and subject to other statutory restrictions.